Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ZBB Energy Corporation (the “Company”) on Form 10-KSB for the year ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Parry, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350 adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to ZBB Energy Corporation and will be retained by ZBB Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Robert J. Parry
Robert J. Parry
(Principal Executive Officer)